As filed with the Securities and Exchange Commission on August 6, 2014

Registration No. 333-189709

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2 to

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

IRON MOUNTAIN INCORPORATED

IRON MOUNTAIN CANADA OPERATIONS ULC

Co-Registrants

(See next page)

(Exact name of registrant as specified in its charter)

Iron Mountain Incorporated Iron Mountain Canada Operations ULC	Delaware British Columbia	23-2588479 98-1119166
(State or other jurisdiction of incorporation or organization)		(IRS Employer Identification No.)

Iron Mountain Incorporated One Federal Street Boston, Massachusetts 02110 (617) 535-4766	Iron Mountain Canada Operations ULC 195 Summerlea Road Brampton, Ontario L6T 4P6 Canada (905) 792-7099
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copy to:
William L. Meaney President and Chief Executive Officer One Federal Street Boston, Massachusetts 02110 (617) 535-4766	William J. Curry, Esq. Sullivan & Worcester LLP One Post Office Square Boston, Massachusetts 02109 (617) 338-2800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrants.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a
smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities of Iron Mountain Incorporated
Common Stock, $0.01 par value per share, of Iron Mountain Incorporated(2)
Preferred Stock, $0.01 par value per share, of Iron Mountain Incorporated
Depositary Shares Representing Preferred Stock of Iron Mountain Incorporated
Warrants of Iron Mountain Incorporated
Stock Purchase Contracts of Iron Mountain Incorporated
Stock Purchase Units of Iron Mountain Incorporated(3)
Guarantees of Debt Securities of Iron Mountain Incorporated(4)
Debt Securities of Iron Mountain Canada Operations ULC
Guarantees of Debt Securities of Iron Mountain Canada Operations ULC(5)
Total	(6)(7)	(6)(7)	(6)(7)	(8)

(1)                                 Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There are also being registered an indeterminate principal amount of guarantees of debt securities of Iron Mountain Incorporated by Iron Mountain Incorporated’s subsidiaries listed on the “Subsidiary Guarantor Registrants” table and an indeterminate principal amount of guarantees of debt securities of Iron Mountain Canada Operations ULC by Iron Mountain Incorporated and Iron Mountain Incorporated’s subsidiaries listed on the “Subsidiary Guarantor Registrants” table.

(2)                                 Each share of common stock registered hereby may include a right to purchase shares of junior participating preferred stock or other securities, as more fully described herein.

(3)                                 Each stock purchase unit consists of (a) a stock purchase contract, under which the holder, upon settlement, will purchase an indeterminate number of shares of common stock of Iron Mountain Incorporated and (b) a beneficial interest in debt obligations of third parties, including U.S. treasury securities. Each beneficial interest will be pledged to secure the obligation of such holder to purchase such shares of common stock. No separate consideration will be received for the stock purchase contracts.

(4)                                 There are being registered hereunder all guarantees and other obligations that certain of Iron Mountain Incorporated’s subsidiaries listed on the “Subsidiary Guarantor Registrants” table may have with respect to debt securities that may be issued by Iron Mountain Incorporated. No separate consideration will be received for the guarantees or any other such obligations.

(5)                                 There are being registered hereunder all guarantees and other obligations that Iron Mountain Incorporated, along with certain of Iron Mountain Incorporated’s subsidiaries listed on the “Subsidiary Guarantor Registrants” table, may have with respect to debt securities that may be issued by Iron Mountain Canada Operations ULC. No separate consideration will be received for the guarantees or any other such obligations.

(6)                                 Not applicable pursuant to Form S-3 General Instruction II.E.

(7)                                 An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(8)                                 Deferred in reliance upon Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended.

SUBSIDIARY GUARANTOR REGISTRANTS(1)

	State or Jurisdiction of	IRS Employer
Exact Name of Registrant as Specified in its Charter	Incorporation or Organization	Identification Number
Iron Mountain Fulfillment Services, Inc.	Delaware	94-3229868
Iron Mountain Global LLC	Delaware	04-3545070
Iron Mountain Global Holdings, Inc.	Delaware	04-3441680
Iron Mountain Holdings Group, Inc.	Delaware	80-0881381
Iron Mountain Information Management, LLC	Delaware	04-3038590
Iron Mountain Information Management Services, Inc.	Delaware	61-1701138
Iron Mountain Intellectual Property Management, Inc.	Delaware	75-1866918
Iron Mountain Secure Shredding, Inc.	Delaware	80-0880920
Iron Mountain US Holdings, Inc.	Delaware	36-4750559
Mountain Reserve III, Inc.	Delaware	47-0952067
Nettlebed Acquisition Corp.	Delaware	20-0388018

(1)                                 Any of the above registrants may fully and unconditionally guarantee on a joint and several basis any series of debt securities of Iron Mountain Incorporated or Iron Mountain Canada Operations ULC offered by the prospectus contained as part of this registration statement as set forth in a related prospectus supplement.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (Registration Number 333-189709), or the Registration Statement, is being filed by Iron Mountain Incorporated, or Iron Mountain, Iron Mountain Canada Operations ULC and certain subsidiaries of Iron Mountain for the purpose of (i) registering the rights to purchase junior participating preferred stock of Iron Mountain as an additional class of securities that may be offered pursuant to the Registration Statement, as permitted under Rule 413(b) under the Securities Act of 1933, as amended, and (ii) amending the base prospectus with respect to such additional class of securities.

PROSPECTUS

Iron Mountain Incorporated

Debt Securities, Preferred Stock, Depositary Shares,

Common Stock and Warrants

Guarantees of Debt Securities of Iron Mountain Incorporated by

Subsidiary Guarantors

Iron Mountain Canada Operations ULC

Debt Securities

Guarantees of Debt Securities of Iron Mountain Canada Operations ULC by

Iron Mountain Incorporated and Subsidiary Guarantors

Iron Mountain Incorporated, or Iron Mountain, a Delaware corporation, may offer and sell, from time to time, in one or more offerings the following securities:

•                  debt securities of Iron Mountain;

•                  shares of Iron Mountain’s preferred stock;

•                  fractional shares of Iron Mountain’s preferred stock in the form of depositary shares;

•                  shares of Iron Mountain’s common stock;

•                  warrants to purchase any of these securities;

•                  stock purchase contracts; or

•                  guarantees by Iron Mountain of debt securities of Iron Mountain Canada Operations ULC.

Iron Mountain Canada Operations ULC, a British Columbia unlimited liability company and an indirect, wholly-owned subsidiary of Iron Mountain, or the Canadian Issuer, may offer and sell its debt securities from time to time, in one or more offerings.

The securities described in this prospectus may be offered and sold separately or together in units with other securities described in this prospectus.

In connection with the debt securities of Iron Mountain and the Canadian Issuer, substantially all of the present and future wholly-owned domestic subsidiaries of Iron Mountain, or the Subsidiary Guarantors, may, on a joint and several basis, offer full and unconditional guarantees of Iron Mountain’s and the Canadian Issuer’s obligations under their respective debt securities on terms described in this prospectus and in the applicable supplements to the prospectus.

The securities described in this prospectus offered by Iron Mountain or the Canadian Issuer may be issued in one or more series or issuances. Iron Mountain or the Canadian Issuer may offer and sell their securities to or through one or more underwriters, dealers and agents or directly to purchasers, on a continuous or delayed basis. We will provide the specific terms of any securities actually offered and the manner in which the securities will be offered in supplements to this prospectus. In each case, we will describe the type and amount of securities that Iron Mountain or the Canadian Issuer are offering, the initial public offering price and the other terms of the offering in the applicable prospectus supplement.

Iron Mountain’s common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “IRM.” On August 4, 2014, the last reported sale price of Iron Mountain’s common stock on the NYSE was $33.58 per share.

Investment in any securities offered by this prospectus involves risk. See “Risk Factors” on page 1 of this prospectus, in our periodic reports filed from time to time with the Securities and Exchange Commission, or the SEC, and in the applicable prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 6, 2014.

ABOUT THIS PROSPECTUS

All references to “Iron Mountain” in this prospectus are to Iron Mountain Incorporated and not any of its subsidiaries, and references to the “Canadian Issuer” are to Iron Mountain Canada Operations ULC, and not any of its subsidiaries. All references to the “Subsidiary Guarantors” in this prospectus are to substantially all of the present and future wholly-owned domestic subsidiaries of Iron Mountain that may, on a joint and several basis, offer full and unconditional guarantees of the debt securities described in this prospectus. Unless otherwise indicated or required by context, all references to “we,” “our” or “us” in this prospectus are to Iron Mountain, the Canadian Issuer and the Subsidiary Guarantors, except that references to “we,” “us” or “our” under the captions “Prospectus Summary” and “Risk Factors”, below are to Iron Mountain and its consolidated subsidiaries. Unless otherwise noted, all of the financial information in this prospectus is presented on a consolidated basis of Iron Mountain.

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any of the securities described in this prospectus, or any combination thereof, in one or more offerings. This prospectus provides you only with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated By Reference.” If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement.

You should rely only on the information provided or incorporated by reference in this prospectus or any relevant prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer of the securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus and any relevant prospectus supplement, as well as the information in any document incorporated or deemed to be incorporated into this prospectus and any relevant prospectus supplement is accurate only as of the date of the documents containing the information.

i

PROSPECTUS SUMMARY

Iron Mountain Incorporated

We store records, primarily paper documents and data backup media, and provide information management services that help organizations around the world protect their information, lower storage rental costs, comply with regulations, enable corporate disaster recovery, and better use their information for business advantages, regardless of its format, location or lifecycle stage. We offer comprehensive records and information management services and data management services, along with the expertise and experience to address complex storage and information management challenges such as rising storage rental costs, and increased litigation, regulatory compliance and disaster recovery requirements. Founded in an underground facility near Hudson, New York in 1951, we are a trusted partner to more than 155,000 clients throughout North America, Europe, Latin America and the Asia Pacific region. We have a diversified customer base consisting of commercial, legal, banking, healthcare, accounting, insurance, entertainment and government organizations, including more than 95% of the Fortune 1000.

As of December 31, 2013, we operated over 1,000 facilities (66.9 million square feet) in 36 countries on five continents and employed over 19,500 people.

Our principal executive offices are located at One Federal Street, Boston, Massachusetts 02110, and our telephone number is (617) 535-4766.

The Canadian Issuer

The Canadian Issuer is an unlimited liability company under the laws of British Columbia, Canada, and an indirect, wholly-owned subsidiary of Iron Mountain. The Canadian Issuer and its subsidiaries operate our storage and information management services businesses in Canada.

We have not included or incorporated by reference separate financial statements of the Canadian Issuer in this prospectus, as the financial statements incorporated by reference herein from our Annual Report include our consolidated financial statements, which presents information with respect to the Canadian Issuer, along with information with respect to Iron Mountain and the other Subsidiary Guarantors.

The registered office of the Canadian Issuer is located at Suite 2600, Three Bentall Centre, 595 Burrard Street, Vancouver, BC V7X 1L3, Canada and its telephone number is (604) 631-3300.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, the information contained under the heading “Cautionary Note Regarding Forward-Looking Statements” in this prospectus or under any similar heading in any applicable prospectus supplement or in any document incorporated herein or therein by reference, any specific risk factors discussed under the caption “Risk Factors” in any applicable prospectus supplement or in any document incorporated herein or therein by reference and the other information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement before making an investment decision. If any such risks occur, our business, financial condition or results of operations could be materially harmed, the market price of our securities could decline and you could lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made statements in this prospectus and the documents incorporated by reference herein that constitute “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995, other U.S. federal securities laws or “forward-looking information” as that term is defined under applicable securities laws in Canada (together, “forward-looking statements”). These forward-looking statements concern our operations, economic performance, financial condition, goals, beliefs, future growth strategies, investment objectives, plans and current expectations. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When we use words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions, we are making forward-looking statements.

Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations.  Important factors that could cause actual results to differ from expectations include, among others, those set forth below. Please read carefully the information under “Risk Factors” beginning on page 1.

In addition, important factors that could cause actual results to differ from expectations include, among others:

•                                          the cost to comply with current and future laws, regulations and customer demands relating to privacy issues;

•                                          the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect our customers’ information;

•                                          changes in the price for our storage and information management services relative to the cost of providing such storage and information management services;

•                                          changes in customer preferences and demand for our storage and information management services;

•                                          the adoption of alternative technologies and shifts by our customers to storage of data through non paper based technologies;

•                                          the cost or potential liabilities associated with real estate necessary for our business;

•                                          the performance of business partners upon whom we depend for technical assistance or management expertise outside the United States;

•                                          changes in the political and economic environments in the countries in which our international subsidiaries operate;

•                                          claims that our technology violates the intellectual property rights of a third party;

•                                          changes in the cost of our debt;

•                                          the impact of alternative, more attractive investments on dividends;

•                                          our ability or inability to complete acquisitions on satisfactory terms and to integrate acquired companies efficiently; and

•                                          other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated.

Other important factors that could cause actual results to differ materially from those in our forward-looking statements are described more fully in our most recently filed Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, including those described under the caption “Item 1A. Risk Factors,” and other reports filed from time to time with the SEC and any prospectus supplement.

                                                These cautionary statements should not be construed by you to be exhaustive and they are made only as of the date of this prospectus. You should not rely upon forward-looking statements except as statements of our present intentions and of our present expectations, which may or may not occur. You should read these cautionary statements as being applicable to all forward-looking statements wherever they appear. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or otherwise. Readers are also urged to review carefully and consider the various disclosures we have made or incorporated by reference in this prospectus, as well as our other periodic reports filed with the SEC.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated:

	Year Ended December 31,										Six Months Ended June 30,
	2009		2010		2011		2012		2013		2014
Ratio of Earnings to Fixed Charges	2.2	x	2.2	x	2.2	x	1.9	x	1.5	x	1.9	x

The ratios of earnings to fixed charges presented above were computed by dividing our earnings by fixed charges. For this purpose, earnings have been calculated by adding fixed charges to income (loss) from continuing operations before provision for income taxes. Fixed charges consist of interest costs, the interest component of rental expense and amortization of debt discounts and deferred financing costs, but do not include interest expense related to uncertain tax positions. We did not have any shares of preferred stock outstanding during any of the periods presented above, and therefore our ratios of earnings to combined fixed charges and preferred stock dividends are the same as the ratios of earnings to fixed charges presented above.

USE OF PROCEEDS

Unless otherwise described in a prospectus supplement, we intend to use the net proceeds from the sale of any securities covered by this prospectus for general business purposes, which may include acquisitions, investments, the repayment of indebtedness outstanding at a particular time and the payment of distributions to our stockholders. Until we apply the proceeds from a sale of the securities covered by this prospectus for their stated purposes, we may invest those proceeds in short-term investments, including repurchase agreements, some or all or which may not be investment grade.

DESCRIPTION OF DEBT SECURITIES

Iron Mountain and the Canadian Issuer (each, a Debt Issuer, and together, the Debt Issuers) each may offer debt securities and the Subsidiary Guarantors may offer guarantees of such debt securities. The applicable prospectus supplement will describe the specific terms of the debt securities and guarantees of the debt securities offered through that prospectus supplement. The applicable prospectus supplement and other offering material relating to such offering will describe specific terms relating to the series of debt securities and guarantees being offered. These terms will include some or all of the following:

•                  the title and series designation and whether they are senior securities, senior subordinated securities or subordinated securities;

•                  the aggregate principal amount of the debt securities;

•                  the percentage of the principal amount at which the Debt Issuers will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

•                  whether the debt securities may be issued as original issue discount securities, and if so, the amount of discount and the portion of the principal amount payable upon declaration of acceleration of the maturity thereof;

•                  if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

•                  the stated maturity date;

•                  any fixed or variable interest rate or rates per annum, the method by which the rate or rates will be determined and the interest payment and regular record dates;

•                  the manner and place of payment of principal, premium, if any, and interest;

•                  whether the debt securities may be exchanged or converted and, if applicable, where such debt securities can be surrendered for exchange or conversion;

•                  the date from which interest may accrue and any interest payment dates;

•                  any sinking fund requirements;

•                  any provisions for redemption, including the redemption price and any remarketing arrangements;

•                  whether the debt securities are denominated or payable in U.S. dollars, Canadian dollars, another foreign currency or units of two or more foreign currencies;

•                  whether the amount of payments of principal of or premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined;

•                  the events of default and covenants of the debt securities, to the extent such events are in addition to, a modification of or a deletion of, those described in the indenture relating to such debt securities;

•                  whether the debt securities will be in certificated or book-entry form;

•                  whether the debt securities will be in registered or bearer form (with or without coupons) and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto, including the depositary for such debt securities;

•                  whether the Debt Issuer will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

•                  the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;

•                  whether the Debt Issuer will pay additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether such Debt Issuer will have the option to redeem the debt securities instead of making this payment;

•                  the subordination provisions, if any, relating to the debt securities;

•                  if the debt securities are to be issued upon the exercise of debt warrants, the time, manner and place for such debt securities to be authenticated and delivered;

•                  whether any of the Debt Issuer’s subsidiaries will be bound by the terms of the indenture, in particular any restrictive covenants;

•                  the provisions relating to any security provided for the debt securities; and

•                  whether the debt securities will be guaranteed and the provisions relating to any such guarantee of the debt securities.

DESCRIPTION OF IRON MOUNTAIN CAPITAL STOCK

As used in this section, “we”, “us” or “our” refers to Iron Mountain Incorporated, and not any of its subsidiaries.

The description below summarizes the more important terms of Iron Mountain’s capital stock. We have previously filed with the SEC copies of our certificate of incorporation and bylaws, as amended. See “Where You Can Find More Information.” You should refer to those documents for the complete terms of our capital stock. This summary is subject to and qualified by reference to the description of the particular terms of your securities described in the applicable prospectus supplement.

General

Iron Mountain’s authorized capital stock consists of 400,000,000 shares of common stock, par value $.01 per share, or the Common Stock, and 10,000,000 shares of preferred stock, par value $.01 per share, or the Preferred Stock, as of August 4, 2014.  In connection with the adoption of our REIT Status Protection Rights Agreement, or the Rights Agreement (see “Description of Certain Provisions of Delaware Law and Iron Mountain’s Certificate of Incorporation and Bylaws—Rights Agreement,” below) in December 2013, 1,000,000 of our shares of Preferred Stock were designated as Series A Junior Participating Preferred Stock, par value $0.01 per share, or the Junior Participating Preferred Stock, none of which are outstanding, but which are included in this prospectus in the event the Rights (described below) are exercised.

Iron Mountain Preferred Stock

In December 2013, our board of directors approved, and we entered into, the Rights Agreement, which provides for a dividend of one preferred stock purchase right, or a Right, for each share of our Common Stock outstanding on December 20, 2013. Each Right entitles the holder to purchase from us one one-thousandth of a share of our Junior Participating Preferred Stock (or, in certain circumstances, to receive cash, property, Common Stock or other securities). We intend to seek stockholder approval to impose ownership limitations in our charter documents, as is customary for real estate investment trusts, or REITs. The Rights Agreement is intended to help protect our status as a REIT under U.S. Internal Revenue Code of 1986, as amended, or the Code, until the approval of those ownership limitations by our stockholders, or, if earlier, until the Rights expire, which will be no later than December 9, 2014. The rights may delay or prevent a change in our control.  Additional information concerning the Rights Agreement, the Rights and the Junior Participating Preferred Stock appears below under “Description of Certain Provisions of Delaware Law and Iron Mountain’s Certificate of Incorporation and Bylaws—Rights Agreement,” in our Registration Statement on Form 8-A dated December 9, 2013, as filed with the Securities and Exchange Commission, or the SEC, and incorporated by reference herein, and in the Amended Certificate of Designations for Iron Mountain Incorporated Series A Junior Participating Preferred Stock dated December 9, 2013, as filed with the SEC and incorporated by reference herein.

The following is a summary of the general terms and provisions of the Preferred Stock that we may offer by this prospectus, other than the Junior Participating Preferred Stock. The applicable prospectus supplement will describe the specific terms of the shares of Preferred Stock offered through that prospectus supplement. We will file a copy of the certificate of designations that contains the terms of each new series of Preferred Stock with the SEC each time we issue a new series of Preferred Stock, and these certificates of designations will be incorporated by reference into the registration statement of which this prospectus is a part. Each certificate of designations will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of such series as well as any applicable qualifications, limitations or restrictions. A holder of our Preferred Stock should refer to the applicable certificate of designations, our certificate of incorporation and the applicable prospectus supplement for more specific information.

Our board of directors has been authorized, subject to limitations provided in our certificate of incorporation, to provide for the issuance of shares of our Preferred Stock in multiple series. No shares of our Preferred Stock are currently outstanding.

With respect to each series of our Preferred Stock, our board of directors has the authority to fix the following terms:

•                  the title and liquidation preference per share of the series;

•                  the number of shares within the series;

•                  whether the shares are entitled to receive dividends and whether dividends are cumulative;

•                  the rate of any dividends, any conditions upon which dividends are payable and the dates of payment of dividends;

•                  any redemption or sinking fund provisions of that series;

•                  whether the shares are entitled to any rights if we are dissolved or our assets are distributed;

•                  whether the shares are convertible or exchangeable, the price or rate of exchange and the applicable terms and conditions;

•                  any restrictions on issuance of shares in the same series or any other series;

•                  the voting rights, if any, of that series; and

•                  any other powers, preferences and relative, participating, option or other special rights of that series, and any qualifications and limitations of, and restrictions on, that series.

In general, no holders of our Preferred Stock will be entitled to preemptive rights to subscribe for any shares of any class or series of our capital stock, except as may be provided in a certificate of designations or any agreement between us and our stockholders. We have no current plans to grant preemptive rights through any agreement with our stockholders. In addition, rights with respect to shares of our Preferred Stock will be subordinate to the rights of our general creditors. If we receive the appropriate payment, shares of our Preferred Stock that we issue will be fully paid and nonassessable.

As described under “Description of Iron Mountain Depositary Shares,” we may, at our option, elect to offer depositary shares evidenced by depositary receipts. If we elect to do this, each depositary receipt will represent a fractional interest in a share of the particular series of the Preferred Stock issued and deposited with a depositary. The applicable prospectus supplement will specify that fractional interest.

We currently plan to use Computershare Shareowner Services LLC as the registrar and transfer agent of any series of our Preferred Stock.

Iron Mountain Common Stock

Voting Rights.  Holders of Common Stock are entitled to one vote per share on each matter to be decided by our stockholders, subject to the rights of holders of any series of Preferred Stock that may be outstanding from time to time. Pursuant to our certificate of incorporation, there are no cumulative voting rights in the election of directors. In an uncontested election of directors, each director shall be elected by the affirmative vote of holders of a majority of the votes properly cast. In a contested election, the directors shall be elected by a plurality of the votes of shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Dividend Rights and Limitations.  Holders of Common Stock will be entitled to receive ratably any dividends or distributions that our board of directors may declare from time to time out of funds legally available for this purpose.

Dividends and other distributions on Common Stock are also subject to the rights of holders of any series of Preferred Stock that may be outstanding from time to time and to the restrictions in our credit agreement and indentures. See “—Iron Mountain Preferred Stock.”

Liquidation Rights.  In the event of liquidation, dissolution or winding up of our affairs, after payment or provision for payment of all of our debts and obligations and any preferential distributions to holders of shares of Preferred Stock, if any, the holders of Common Stock will be entitled to share ratably in our remaining assets available for distribution.

Miscellaneous.  All outstanding shares of Common Stock are validly issued, fully paid and nonassessable. Our board of directors has the power to issue shares of authorized but unissued Common Stock without further stockholder action. The issuance of these unissued shares could have the effect of diluting the earnings per share and book value per share of currently outstanding shares of Common Stock. The holders of Common Stock have no preemptive, subscription, redemption or conversion rights.

Reference is made to the applicable prospectus supplement relating to the Common Stock offered by that prospectus supplement for specific terms, including:

•                  amount and number of shares offered;

•                  the initial offering price, if any, and market price; and

•                  information with respect to dividends.

Transfer Agent and Registrar.  The transfer agent and registrar for our Common Stock is Computershare Shareowner Services LLC, 250 Royall Street, Canton, MA 02021. Its telephone number is (781) 575-2000.

DESCRIPTION OF IRON MOUNTAIN DEPOSITARY SHARES

General

As used in this section, “we”, “us” or “our” refers to Iron Mountain Incorporated, and not any of its subsidiaries.

The following is a summary of the material provisions of any deposit agreement and of the depositary shares and depositary receipts representing depositary shares. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the form of deposit agreement and depositary receipts which will be filed as exhibits to the registration statement of which this prospectus is a part prior to an offering of depositary shares. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the descriptions of the particular terms of our securities described in the applicable prospectus supplement. If indicated in a prospectus supplement, the terms of such securities may differ from those described below.

We may, at our option, elect to offer fractional interests in shares of Preferred Stock, rather than whole shares of Preferred Stock. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Preferred Stock of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will show the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the distribution, voting, conversion, redemption, liquidation and other rights and preferences of the Preferred Stock represented by those depositary shares.

Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, a holder of depositary shares will be entitled to receive the shares of Preferred Stock underlying the surrendered depositary receipts.

Distributions

The depositary will be required to distribute all cash distributions received in respect of the applicable Preferred Stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by such holders on the relevant record date, which will be the same date as the record date fixed by us for the distribution paid on the applicable series of Preferred Stock.

If the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Depositary shares that represent shares of Preferred Stock converted or exchanged will not be entitled to distributions. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the Preferred Stock will be made available to holders of depositary shares. All distributions will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Shares of Preferred Stock

You may receive the number of whole shares of Preferred Stock and any money or other property represented by your depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Partial shares of Preferred Stock will not be issued. If the depositary receipts that you surrender exceed the number of depositary shares that represent the number of whole shares of Preferred Stock you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your shares of Preferred Stock, you will not be entitled to re-deposit those shares of Preferred Stock under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn shares of Preferred Stock.

Redemption of Depositary Shares

If we redeem a series of the Preferred Stock underlying the depositary shares, the depositary will redeem those shares from the proceeds received by it. The depositary will mail notice of redemption not less than 30 and not more than 60 days before the date fixed for redemption to the record holders of the depositary receipts evidencing the depositary shares we are redeeming at their addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the Preferred Stock. The redemption date for depositary shares will be the same as that of the Preferred Stock. If we are redeeming less than all of the depositary shares, the depositary will select the depositary shares we are redeeming by lot or pro rata as the depositary may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding. All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the applicable Preferred Stock are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the applicable depositary receipts. Each record holder of depositary receipts on the record date, which will be the same date as the record date for the Preferred Stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by the holder’s depositary shares. If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares. The depositary will not be responsible for any failure to carry out an instruction to vote or for the effect of any such vote made so long as the action or inaction of the depositary is in good faith and is not the result of the depositary’s gross negligence or willful misconduct.

Liquidation Preference

Upon our liquidation, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each share of Preferred Stock represented by the depositary shares, as described in the applicable prospectus supplement.

Conversion or Exchange of Shares of Preferred Stock

The depositary shares will not themselves be convertible into or exchangeable for Common Stock, Preferred Stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause conversion or exchange of the Preferred Stock represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the conversion or exchange of the Preferred Stock represented by the depositary shares. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of Preferred Stock to effect the conversion or exchange. If you are converting or exchanging only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted or unexchanged depositary shares.

Taxation

As an owner of depositary shares, you will be treated for U.S. federal income tax purposes as if you were a holder of the shares of Preferred Stock represented by the depositary shares. Therefore, you will be required to take into account for U.S. federal income tax purposes income and deductions to which you would be entitled if you were a holder of the underlying shares of Preferred Stock. In addition:

•                  no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of shares of Preferred Stock in exchange for depositary shares provided in the deposit agreement;

•                  the tax basis of each share of Preferred Stock issued to you as exchanging owner of depositary shares will, upon exchange, be the same as the aggregate tax basis of the depositary shares exchanged for the shares of Preferred Stock; and

•                  if you held the depositary shares as a capital asset at the time of the exchange for Preferred Stock, the holding period for shares of the Preferred Stock will include the period during which you owned the depositary shares.

Amendment and Termination of a Deposit Agreement

We and the applicable depositary are permitted to amend the provisions of the depositary receipts and the deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding must approve any amendment that adds or increases fees or materially and adversely alters the rights of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.

Any deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the applicable depositary if a majority of each series of Preferred Stock affected by the termination consents to the termination. When a deposit agreement is terminated, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of Preferred Stock as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary shares. In addition, a deposit agreement will automatically terminate if:

•                  all depositary shares have been redeemed;

•                  there shall have been a final distribution in respect of the related Preferred Stock in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the Preferred Stock; or

•                  each of the shares of related Preferred Stock shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the shares of Preferred Stock and any redemption of the shares of Preferred Stock. However, holders of depositary receipts will pay any transfer taxes or other governmental charges and the fees and expenses of the depositary, including any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.

Resignation and Removal of Depositary

A depositary may resign at any time by delivering to us notice of its election to do so. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A depositary must be a bank or trust company having its principal office in the United States that has a combined capital and surplus of at least $50 million.

Miscellaneous

The depositary will be required to forward to holders of depositary receipts any reports and communications from us that it receives with respect to the related Preferred Stock. Holders of depositary receipts will be able to inspect the transfer books of the depositary and the list of holders of depositary receipts upon reasonable notice.

Neither we nor the depositary will be liable if the depositary is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith and without gross negligence or willful misconduct. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related Preferred Stock unless satisfactory indemnity is furnished. We and the depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting Preferred Stock for deposit, by holders of depositary receipts or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

If the depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us.

DESCRIPTION OF IRON MOUNTAIN WARRANTS

As used in this section, “we”, “us” or “our” refers to Iron Mountain Incorporated, and not any of its subsidiaries.

The following is a summary of the material terms of our warrants and the warrant agreement. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the forms of warrants and the warrant agreement which will be filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can

Find More Information.” This summary is also subject to and qualified by reference to the descriptions of the particular terms of our securities described in the applicable prospectus supplement. If indicated in a prospectus supplement, the terms of such securities may differ from those described below.

We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, debt securities, shares of Preferred Stock, depositary shares or shares of Common Stock. We and a warrant agent will enter a warrant agreement pursuant to which the warrants will be issued. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file a copy of the forms of warrants and the warrant agreement with the SEC at or before the time of the offering of the applicable series of warrants.

In the case of each series of warrants, the applicable prospectus supplement will describe the terms of the warrants being offered thereby. These include the following, if applicable:

•                  the offering price;

•                  the currencies in which such warrants are being offered;

•                  the number of warrants offered;

•                  the securities underlying the warrants;

•                  the exercise price, the procedures for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•                  the rights, if any, we have to redeem the warrants;

•                  the date on which the warrants will expire;

•                  the name of the warrant agent; and

•                  any other terms of the warrants.

If material, we will discuss in the applicable prospectus supplement U.S. federal income tax considerations applicable to the warrants offered by such prospectus supplement.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND THE STOCK PURCHASE UNITS

As used in this section, “we”, “us” or “our” refers to Iron Mountain Incorporated, and not any of its subsidiaries.

We may issue contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of Common Stock at a future date or dates, which we refer to herein as

“stock purchase contracts.” The price per share of Common Stock and the number of shares of Common Stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, which secure the holders’ obligations to purchase the Common Stock under the stock purchase contracts. We refer to these units herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or refunded on some basis.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. If material, we will discuss in the applicable prospectus supplement U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts offered by such prospectus supplement.

DESCRIPTION OF CERTAIN PROVISIONS OF DELAWARE LAW AND

IRON MOUNTAIN’S CERTIFICATE OF INCORPORATION AND BYLAWS

As used in this section, “we”, “us” or “our” refers to Iron Mountain Incorporated, and not any of its subsidiaries.

Iron Mountain is organized as a Delaware corporation. The following is a summary of our certificate of incorporation and bylaws and certain provisions of Delaware law, in each case as currently in effect. Because it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our entire certificate of incorporation and bylaws, copies of which we have previously filed with the SEC, see “Where You Can Find More Information,” or refer to the provisions of Delaware law.

Delaware law, our certificate of incorporation and our bylaws contain some provisions that could delay or make more difficult the acquisition of us by means of a tender offer, a proxy contest or otherwise. These provisions, as described below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us first to negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because, among other things, negotiations with respect to such proposals could result in an improvement of their terms.

Section 203 of The Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, or the DGCL. Subject to specific exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time the person became an interested stockholder, unless:

•                  the business combination, or the transaction in which the stockholder became an interested stockholder, is approved by our board of directors prior to the time the interested stockholder attained that status;

•                  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•                  at or after the time a person became an interested stockholder, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

“Business combinations” include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to various exceptions, in general an “interested stockholder” is a person that, together with his or her affiliates and associates, owns, or within three years did own, 15% or more of our outstanding voting stock.

Rights Agreement

In December 2013, our board of directors approved the Rights Agreement, which provides for a dividend of one Right for each share of Common Stock.  Each Right entitles the holder to purchase from us one one-thousandth of a share of Junior Participating Preferred Stock (or in certain circumstances, to receive cash, property, shares of Common Stock or other securities), for a purchase price of $114.00, subject to adjustment as provided in the Rights Agreement. The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Junior Participating Preferred Stock are summarized below, and are fully described in our Registration Statement on Form 8-A dated December 9, 2013, as filed with the SEC and incorporated by reference herein, and in the Amended Certificate of Designations for Iron Mountain Incorporated Series A Junior Participating Preferred Stock dated December 9, 2013, as filed with the SEC and incorporated by reference herein.

As previously announced, the Board unanimously approved a plan, or the Conversion Plan, for us to pursue conversion to a REIT under the Code. We are in the process of implementing the Conversion Plan, pursuant to which we intend to qualify and be taxed as a REIT for our taxable year beginning January 1, 2014. Our REIT status may be adversely impacted by concentrated ownership of the Common Stock. Therefore, the Board approved, and we entered into, the Rights Agreement in an effort to protect stockholder value by attempting to provide for the preservation of our REIT status by limiting, subject to certain exceptions as set forth in the Rights Agreement, a person’s or group’s ability to own in excess of 9.8% of the Common Stock, as calculated in accordance with the Rights Agreement, or the Ownership Threshold, which ownership or deemed ownership in excess of the Ownership Threshold may threaten our REIT status.  The Rights Agreement will terminate on its first anniversary, or December 9, 2014, if it has not been earlier terminated, as described below.

We intend to seek stockholder approval to impose ownership limitations in our charter documents, as is customary for REITs.  The Rights Agreement is intended to help protect our REIT status until the approval of those ownership limitations by our stockholders, or, if earlier, until the Rights expire, as described below.

The following is a summary of the material terms of the Rights Agreement.  Because it is a summary, it does not contain all of the information that may be important to you.  If you want more information, you should read the Rights Agreement, a copy of which has been filed with the SEC.  See “Where You Can Find More Information.”

The Rights Agreement became effective on December 9, 2013, or the Effective Date. Following the Effective Date, Rights will be issued in respect of all outstanding shares of Common Stock on December 20, 2013, or the Record Date, and for all shares of Common Stock that become outstanding after the Record Date and, subject to the next sentence, prior to the earliest of the Distribution Date (as defined below), the redemption of the Rights or the Expiration Date (as defined below). Rights may be distributed with respect to shares of Common Stock that become outstanding after the Distribution Date only in certain limited circumstances as described in the Rights Agreement (such as the issuance of Common Stock pursuant to stock options, employee compensation or benefit plans or convertible securities).

                                                The Rights will expire at or prior to the date, or the Expiration Date, that is the earliest of (1) the close of business on December 9, 2014, (2) the time at which the Rights are redeemed as provided in the Rights Agreement, (3) the time at which the Rights are exchanged as provided in the Rights Agreement, (4) the close of business on the date of a meeting of our stockholders at which we sought the approval of the Rights by the stockholders if the stockholders do not approve the Rights at such meeting or (5) the date on which our board of directors, in its sole discretion, determines that (A) our REIT status is no longer desirable or achievable under the Code or (B) the Rights are no longer advisable to protect our potential status as a REIT.

                                                Initially, the Rights will not be exercisable. The Rights will become exercisable upon the date, or the Distribution Date, that is the tenth business day after the first date of public announcement by us that a person or group is or has become the beneficial owner (as defined in the Rights Agreement) of 9.8% or more of the outstanding Common Stock (any such person or group, an Acquiring Person).

                                                In the event that we publicly announce that a person or group has become an Acquiring Person (the date of such announcement, the Stock Acquisition Date), each holder of a Right, other than such Acquiring Person (whose Rights will thereafter be void), will thereafter have the right to receive upon exercise of each Right (including payment of the Purchase Price) that number of shares of Common Stock having a market value of two times the then current Purchase Price.

                                                The Rights, if exercised or exchanged, will cause substantial dilution to a person or group that acquires 9.8% or more of the Common Stock, as calculated in accordance with the Rights Agreement, on terms not approved by our board of directors.

                                                Any person or group that beneficially owned (as defined in the Rights Agreement) 9.8% or more of the outstanding Common Stock as of December 9, 2013, or an Existing Holder, will not be deemed an Acquiring Person unless and until such Existing Holder becomes the beneficial owner of additional shares of Common Stock representing greater than 1.0% of the shares of Common Stock then outstanding, subject to certain limitations as set forth in the Rights Agreement. If at any time an Existing Holder beneficially owns (as defined in the Rights Agreement) less than 9.8% of the outstanding shares of Common Stock, it will cease to be an Existing Holder under the Rights Agreement.

                                                Any person or group that would otherwise be an Acquiring Person can be exempted from becoming an Acquiring Person if our board of directors determines in its sole discretion that such person’s or group’s ownership does not adversely impact, jeopardize or endanger the availability to us of our REIT status (such exempted person, an Exempt Person). Before granting an exemption, our board of directors may require that a person or group comply with certain procedures set forth in the Rights

Agreement. An Exempt Person may cease being such, and instead be considered an Acquiring Person, if our board of directors subsequently makes a contrary determination with respect to the effect of such Exempt Person’s ownership of Common Stock upon our REIT status.  Pursuant to the Rights Agreement, we, our subsidiaries, any directors or officers thereof, and certain other persons are exempt from being an Acquiring Person.

                                                Prior to the Distribution Date, the Rights will be evidenced by the certificates for shares of Common Stock, will be transferable only with the related Common Stock (or, in the case of uncertificated Common Stock, the applicable record of ownership) and will be automatically transferred with any transfer of the related Common Stock. After the Distribution Date, the Rights will “detach” from the Common Stock, will be evidenced by one or more certificates and will be separately transferable. Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of Iron Mountain including, without limitation, the right to vote or to receive dividends.

                                                The terms of the Junior Participating Preferred Stock issuable upon exercise of the Rights are designed so that each 1/1,000th of a share of Junior Participating Preferred Stock is the economic and voting equivalent of one whole share of Common Stock. Each share of Junior Participating Preferred Stock will be entitled, when, as and if declared, to a quarterly dividend payment of the greater of (a) $1.00 per share, and (b) an amount, subject to adjustment, equal to 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions declared on the Common Stock, subject to certain exceptions. In the event of our liquidation, dissolution or winding up, the holders of the Junior Participating Preferred Stock will be entitled to a payment of the greater of (a) $10.00 per share (plus any accrued but unpaid dividends and distributions), and (b) an amount, subject to adjustment, equal to 1,000 times the payment made per share of Common Stock. Each share of Junior Participating Preferred Stock will have 1,000 votes, voting together with the holders of the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of Common Stock are converted or exchanged, each share of Junior Participating Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock. The shares of Junior Participating Preferred Stock issuable upon exercise of the Rights may not be redeemed.

                                                The amount of Junior Participating Preferred Stock issuable upon exercise of the Rights is subject to adjustment by our board of directors in the event of certain changes in the Common Stock or Junior Participating Preferred Stock as set forth in the Rights Agreement, whether by reason of stock dividends, stock splits, reclassifications, recapitalizations, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of assets, evidences of indebtedness or subscription rights, options or warrants to holders of Common Stock, Junior Participating Preferred Stock or otherwise; provided, however, that no such adjustment shall be made in connection with an “earnings and profits” distribution in connection with our planned conversion to a REIT if such distribution is in the form of cash and Common Stock and stockholders have the right to elect cash or Common Stock, whether or not the election rights are unlimited or instead subject to proration in case a particular form of payment is oversubscribed.

                                                At any time after the Stock Acquisition Date but prior to the acquisition by such Acquiring Person of beneficial ownership of 50% or more of the voting power of the shares of Common Stock then outstanding, our board of directors may exchange, or Exchange, the Rights (other than Rights owned by such Acquiring Person, which will have become null and void), in whole or in part, for shares of Common Stock or Junior Participating Preferred Stock (or a series of our Preferred Stock having equivalent rights, preferences and privileges), at an exchange ratio of one share of Common Stock, or a fractional share of Junior Participating Preferred Stock (or other stock) equivalent in value thereto, per Right (subject to adjustment for stock splits, stock dividends and similar transactions).

                                                At any time prior to the Stock Acquisition Date, our board of directors may redeem the Rights in whole, but not in part, at a price of $.01 per Right, or the Redemption Price, payable, at our option, in cash, shares of Common Stock or such other form of consideration as our board of directors shall determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as our board of directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

                                                For so long as the Rights are redeemable, we may, without the approval of any holder of the Rights, supplement or amend any provision of the Rights Agreement, except with respect to the Redemption Price.  After the Rights are no longer redeemable, we may, except with respect to the Redemption Price, amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights (other than the Acquiring Person).

Other Provisions of Our Certificate of Incorporation and Bylaws

Our bylaws provide that a vacancy on the board of directors, including a vacancy created by an increase in the size of the board of directors by the directors, may be filled by a majority of the remaining directors, or by a sole remaining director, or by the stockholders, and each person so elected shall be a director to serve for the balance of the unexpired term of the directors. In addition, our bylaws provide that, in an uncontested election of directors, each director shall be elected by a majority of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. In a contested election, the directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Under the DGCL, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at the election of directors.

Our bylaws also provide that a majority of votes cast by the shares present in person or represented by proxy at any meeting of stockholders and entitled to vote thereat shall decide any question (other than the election of directors) brought before such meeting, except in any case where a larger vote is required by the DGCL, our certificate of incorporation, our bylaws or otherwise.

Certain other provisions of our certificate of incorporation and bylaws could have the effect of preventing or delaying any change in control of us, including:

•                  the advance notification procedures imposed on stockholders for stockholder nominations of candidates for the board of directors and for other stockholder business to be conducted at annual or special meetings;

•                  the absence of authority for stockholders to call special stockholder meetings; and

•                  the absence of authority for stockholder action by unanimous or partial written consent in lieu of an annual or special meeting.

These provisions and statutory anti-takeover provisions, could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of us.

In addition, we maintain the Rights Agreement whereby, in the event a person or group of persons acquires 9.8% or more of our outstanding Common Stock, our stockholders, other than such person or group, may be entitled to purchase additional shares or other securities or property at a discount.  See “—Rights Agreement” above.

Our certificate of incorporation includes provisions eliminating the personal liability of our directors to the fullest extent permitted by the DGCL, and our bylaws include provisions indemnifying our directors and officers to the fullest extent permitted by the DGCL. The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though a derivative action, if successful, might otherwise benefit us and our stockholders. In addition, the value of investments in our securities may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

The organizational documents and the DGCL provide similar indemnification for the officers and directors of certain of the Subsidiary Guarantors.

PLAN OF DISTRIBUTION

We may sell the securities under this prospectus from time to time, in one or more of the following ways:

•                  to or through one or more underwriters or dealers;

•                  in short or long transactions;

•                  directly to investors;

•                  through agents; or

•                  through a combination of any of these methods of sale.

If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•                  in privately negotiated transactions;

•                  in one or more transactions at a fixed price or prices, which may be changed from time to time;

•                  in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•                  at prices related to those prevailing market prices; or

•                  at negotiated prices.

We, and our underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of the securities. We will set forth in a prospectus supplement and pricing supplement, if any, the terms and offering of securities, including:

•                  the names of any underwriters, dealers or agents;

•                  any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;

•                  any discounts or concessions allowed or reallowed or paid to dealers;

•                  details regarding over-allotment options under which underwriters may purchase additional securities from us, if any;

•                  the purchase price of the securities being offered and the proceeds we will receive from the sale;

•                  the public offering price; and

•                  the securities exchanges on which such securities may be listed, if any.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. If the applicable prospectus supplement or pricing supplement, if any, indicates, in connection with those derivative transactions, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus, the applicable prospectus supplement and pricing supplement, if any, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in an applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus, an applicable prospectus supplement and an applicable pricing supplement, if any. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

Underwriters, Agents and Dealers.  If underwriters are used in the sale of our securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with which we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters, dealers and agents may contract for or otherwise be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of our securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of our securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of our securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect these transactions may have on the price of our securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us for which they receive compensation.

Direct Sales.  We may also sell securities directly to one or more purchasers without using underwriters or agents. In this case, no agents, underwriters or dealers would be involved. We may sell securities upon the exercise of rights that we may issue to holders of our securities. We may also sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

Trading Market and Listing of Securities.  We will make applications to list any shares of Common Stock sold pursuant to a supplement to this prospectus on the NYSE. We have not determined whether we will list any of the other securities we may offer on any national exchange or over-the-counter market, and any such listing will be disclosed in the applicable prospectus supplement.  It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

LEGAL MATTERS

Sullivan & Worcester LLP, Boston, Massachusetts, will pass upon the validity of the debt securities, Preferred Stock, depositary shares, Common Stock, warrants, guarantees, stock purchase contracts and stock purchase units. Certain legal matters with respect to the validity of the Canadian Issuer’s debt securities will be passed upon for the Canadian Issuer and Iron Mountain by Blake, Cassels & Graydon LLP, Toronto, Ontario and Vancouver, British Columbia, with respect to matters of Canadian law.

EXPERTS

The consolidated financial statements for the year ended December 31, 2013, incorporated in this prospectus by reference from Iron Mountain Incorporated’s Current Report on Form 8-K filed with the SEC on May 5, 2014, and the effectiveness of Iron Mountain Incorporated’s internal control over financial reporting as of December 31, 2013 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of those documents upon payment of a duplicating fee to the SEC. This prospectus is part of a registration statement and does not contain all of the information set forth in the registration statement. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You can review our SEC filings and the registration statement by accessing the SEC’s Internet site at www.sec.gov or by accessing our Internet site at www.ironmountain.com. Website addresses are included in this prospectus as textual references only and the information in such websites is not incorporated by reference into this prospectus or related registration statement.

Iron Mountain’s Common Stock is listed on the NYSE under the symbol “IRM,” and you can review similar information concerning us at the office of the NYSE at 20 Broad Street, New York, New York 10005.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Statements in this prospectus regarding the contents of any contract or other document may not be complete. You should refer to the copy of the contract or other document filed as an exhibit to the registration statement. Later information filed with the SEC will update and supersede information we have included or incorporated by reference in this prospectus.

We incorporate by reference the documents listed below and any filings made after the date of the initial filing of the registration statement of which this prospectus is a part made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the securities made by this prospectus is completed or terminated:

•                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 28, 2014 (except for items 1, 2, 6, 7 and 15, which are incorporated by reference from our Current Report on Form 8-K, filed with the SEC on May 5, 2014);

•                  our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2014, filed with the SEC on May 1, 2014, and for the fiscal quarter ended June 30, 2014, filed with the SEC on July 31, 2014;

•                  our Current Reports on Form 8-K filed with the SEC on January 15, 2014, March 19, 2014, May 5, 2014, May 15, 2014, June 3, 2014, June 25, 2014 (Item 8.01 only) and August 4, 2014;

•                  the information identified as incorporated by reference under Items 10, 11, 12, 13 and 14 of Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, from our definitive Proxy Statement for our 2014 Annual Meeting of Stockholders dated April 14, 2014;

•                  the description of our Common Stock contained in the Registration Statement on Form 8-A dated May 27, 1997, as amended by Amendment No. 1 to Form 8-A on June 3, 2005, and including all further amendments and reports filed for the purpose of updating such description;

•                  the description of our Junior Participating Preferred Stock contained in the Amended Certificate of Designations for Iron Mountain Incorporated Series A Junior Participating Preferred Stock, filed as Exhibit 3.1 to our Current Report on Form 8-K filed on December 9, 2013, and including all further amendments and reports filed for the purpose of updating such description; and

•                  the description of the Rights contained in the Registration Statement on Form 8-A dated December 9, 2013, and including all further amendments and reports filed for the purpose of updating such description.

We will provide you with a copy of the information we have incorporated by reference, excluding exhibits other than those which we specifically incorporate by reference in this prospectus. You may obtain this information at no cost by writing or telephoning us at: One Federal Street, Boston, Massachusetts 02110, (617) 535-4766, Attention: Investor Relations.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities registered hereby, other than underwriting discounts and commission, if any, incurred in connection with the sale of the offered securities. All such amounts will be borne by the registrants.

Registration Fee Under Securities Act of 1933	$	*
Legal Fees and Expenses		$100,000
Accounting Fees and Expenses		$30,000
Miscellaneous Fees and Expenses		$5,000
Total:		$135,000

*                                         In accordance with Rule 456(b) and 457(r) under the Securities Act of 1933, as amended, we are deferring payment of the registration fee for the securities offered hereby.

These expenses represent an estimate of the expenses we expect to incur in connection with the preparation and filing of this registration statement. Other expenses in connection with the issuance and distribution of securities to be offered hereunder are contingent on the number of offerings and cannot reasonably be estimated at this time.

Item 15.  Indemnification of Directors and Officers

Iron Mountain Incorporated

Iron Mountain Incorporated, or Iron Mountain or the Company, is a Delaware corporation. Section 102 of the Delaware General Corporation Law, or the DGCL, permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to a corporation or its stockholders for monetary damages for certain breaches of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) the payment of unlawful dividends or unlawful stock repurchases or redemptions or (4) transactions from which the director received an improper personal benefit. Our certificate of incorporation eliminates the liability of directors to the fullest extent permissible under Delaware law.

Section 145 of the DGCL, or Section 145, authorizes a corporation to indemnify its directors, officers, employees and agents against certain liabilities (including attorneys’ fees, judgments, fines and expenses) they may incur in their capacities as such in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, or a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that directors and officers have a right to indemnification against expenses where they have been successful on the merits or otherwise in defense of such actions. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 145 also authorizes a corporation to advance expenses incurred in defending such actions, suits or proceedings in advance of their final disposition. Section 145 empowers the corporation to purchase and maintain insurance on behalf of any directors, officers, employees and agents, against any liability asserted against such person and incurred by such person in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Section 145 provides that the indemnification provided thereby is not exclusive of any other indemnification rights that may exist under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

Article 12 of the Company’s bylaws provides indemnification to directors and officers for all actions taken by them in their capacities as directors and officers and for all failures to take action in their capacities as directors and officers to the fullest extent permitted by Delaware law against all expense, liability and loss reasonably incurred or suffered by them in connection with any threatened, pending or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Company), whether civil, criminal, administrative or investigative. Article 12 provides advancement of expenses to directors and officers upon receipt of an undertaking by such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to indemnification. Article 12 also permits the Company, by action of its board of directors, to indemnify or advance expenses to employees and other agents of the Company to the same extent as directors and officers. Amendments, repeals or modifications of Article 12 can only be prospective and no such change may reduce the limitations of director’s liability or limit indemnification or advancement of expenses unless adopted by the unanimous vote of all of the directors then serving or the affirmative vote of the holders of a majority of the outstanding shares of stock of the Company entitled to vote in elections of directors. Article 12 further permits the Company to maintain insurance, at its expense, for the benefit of any person on behalf of whom insurance is permitted to be purchased by Delaware law against any such expenses, liability or loss.

Reference is made to our bylaws, filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission, or the SEC, on March 5, 2010. Reference is also made to our Amended and Restated Certificate of Incorporation, as amended, filed as Exhibit 3.1 to our Annual Report on Form 10-K for the year ended December 31, 2006.

The Canadian Issuer

Part 20 of the Canadian Issuer’s articles of association, or Part 20, provides that, subject to the Business Corporations Act (British Columbia), or the BCBCA, the Canadian Issuer must indemnify a director or former director of the Canadian Issuer, or an Eligible Party, and his or her heirs and legal personal representatives against all judgments, penalties or fines awarded or imposed in, or an amount paid in settlement of, a legal proceeding or investigative action (current, threatened, pending or completed) in which such person is or may be joined as a party or liable, by reason of the Eligible Party being or having been a director of the Canadian Issuer. The Canadian Issuer must, after the final disposition of the eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Part 20 specifies that each director is deemed to have contracted with the Canadian Issuer on the terms of this indemnity.

Part 20 provides that subject to the BCBCA, the Canadian Issuer may indemnify any person. The failure of a director or officer to comply with the BCBCA or the Canadian Issuer’s articles of association does not invalidate any indemnity to which he or she is entitled under Part 20. Part 20 further permits the Canadian Issuer to purchase and maintain insurance for the benefit of certain specified persons, including directors and officers, against any liability incurred by such persons.

The foregoing provisions are generally consistent with Sections 160, 161 and 165 of the BCBCA, and Section 164 of the BCBCA contemplates court-ordered indemnification. Section 163(1) of the BCBCA prohibits indemnification if (1) in relation to the subject matter of the eligible proceeding, the Eligible Party did not act honestly and in good faith with a view to the best interests of the Canadian Issuer or an associated corporation or (2) in the case of an eligible proceeding other than a civil proceeding, the Eligible Party did not have reasonable grounds for believing that their conduct in respect of which the proceeding was brought was lawful. Pursuant to Section 163(2) of the BCBCA, the Canadian Issuer cannot indemnify, or pay the expenses of, an Eligible Party in respect of a proceeding brought against such Eligible Party by or on behalf of the Canadian Issuer or an associated corporation.

Item 16.  Exhibits

Certain exhibits indicated below are incorporated by reference to documents of Iron Mountain on file with the SEC. Exhibit numbers in parentheses refer to the exhibit numbers in the applicable filing.

Exhibit No.	Description
1.1	Form of Underwriting Agreement (for Iron Mountain Debt Securities).*
1.2	Form of Underwriting Agreement (for Iron Mountain Preferred Stock).*
1.3	Form of Underwriting Agreement (for Iron Mountain Depositary Shares).*
1.4	Form of Underwriting Agreement (for Iron Mountain Common Stock).*
1.5	Form of Underwriting Agreement (for Iron Mountain Warrants).*
1.6	Form of Underwriting Agreement (for Stock Purchase Contracts).*
1.7	Form of Underwriting Agreement (for Stock Purchase Units).*
1.8	Form of Underwriting Agreement (for Iron Mountain Canada Operations ULC Debt Securities).*
4.1	Amended and Restated Certificate of Incorporation of the Company, as amended. (Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.)
4.2

Amended Certificate of Designations for Iron Mountain Incorporated Series A Junior Participating Preferred Stock. (Incorporated by reference to the Company’s Current Report on Form 8-K dated December 9, 2013.)

4.3

REIT Status Protection Rights Agreement, dated as of December 9, 2013, between the Company and Computershare Inc. (Incorporated by reference to the Company’s Current Report on Form 8-K dated December 9, 2013.)

4.4	Amended and Restated Bylaws of the Company (as adopted on March 5, 2010). (Incorporated by reference to the Company’s Current Report on Form 8-K dated March 5, 2010.)
4.5	Articles of Association of Iron Mountain Canada Operations ULC. (Previously filed as Exhibit 4.3 to the Registration Statement.)
4.6

Senior Subordinated Indenture, dated as of September 23, 2011, among the Company, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee. (Incorporated by reference to the Company’s Current Report on Form 8-K dated September 29, 2011.)

4.7	Form of Iron Mountain Incorporated Senior Indenture. (Previously filed as Exhibit 4.4 to the Registration Statement.)
4.8	Form of Iron Mountain Incorporated Senior Subordinated Indenture. (Previously filed as Exhibit 4.5 to the Registration Statement.)
4.9	Form of Iron Mountain Incorporated Subordinated Indenture. (Previously filed as Exhibit 4.6 to the Registration Statement.)
4.10	Form of Iron Mountain Canada Operations ULC Senior Indenture. (Previously filed as Exhibit 4.8 to the Registration Statement.)
4.11	Form of Iron Mountain Incorporated Senior Debt Security.*
4.12	Form of Iron Mountain Incorporated Senior Subordinated Debt Security.*
4.13	Form of Iron Mountain Incorporated Subordinated Debt Security.*
4.14	Form of Iron Mountain Canada Operations ULC Senior Debt Security.*
4.15

Form of stock certificate representing shares of Common Stock, $.01 par value per share, of the Company. (Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.)

4.16	Form of Certificate of Designation for shares of Preferred Stock, $.01 par value per share, of the Company.*
4.17	Form of stock certificate representing shares of Preferred Stock, $.01 par value per share, of the Company.*
4.18	Form of Deposit Agreement, including form of Depositary Receipt for Depositary Shares.*
4.19	Form of Warrant Agreement, including form of Warrant.*
4.20	Form of Stock Purchase Contract.*
4.21	Form of Stock Purchase Unit.*
5.1	Opinion of Sullivan & Worcester LLP.**
5.2	Opinion of Blake, Cassels & Graydon LLP. (Previously filed as Exhibit 5.2 to the Registration Statement.)
8.1	Opinion of Sullivan & Worcester LLP regarding tax matters.*
8.2	Opinion regarding Canadian tax matters.*
12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges. (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.)
12.2	Statement Regarding Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.*
23.1	Consent of Deloitte & Touche LLP.**
23.2	Consent of Sullivan & Worcester LLP. (Included in Exhibit 5.1.)**
23.3	Consent of Blake, Cassels & Graydon LLP. (Previously included in Exhibit 5.2 to the Registration Statement.)
24.1	Powers of Attorney of the Company and the Subsidiary Guarantors. (Previously filed with the signature pages to the Registration Statement.)
24.2	Power of Attorney of Iron Mountain Canada Operations ULC. (Previously filed with the signature pages to the Registration Statement.)
25.1

Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Iron Mountain Incorporated Senior Subordinated Indenture dated as of September 23, 2011, among the Company, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A. (Previously filed as Exhibit 25.1 to the Registration Statement.)

25.2

Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Iron Mountain Incorporated Senior Subordinated Indenture. (Previously filed as Exhibit 25.2 to the Registration Statement.)

25.3

Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Iron Mountain Incorporated Senior Indenture. (Previously filed as Exhibit 25.3 to the Registration Statement.)

25.4

Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Iron Mountain Incorporated Subordinated Indenture. (Previously filed as Exhibit 25.4 to the Registration Statement.)

25.5

Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as Trustee for the Iron Mountain Incorporated Senior Subordinated Indenture. (Previously filed as Exhibit 25.5 to the Registration Statement.)

25.6

Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as Trustee for the Iron Mountain Incorporated Senior Indenture. (Previously filed as Exhibit 25.6 to the Registration Statement.)

25.7

Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as Trustee for the Iron Mountain Incorporated Subordinated Indenture. (Previously filed as Exhibit 25.7 to the Registration Statement.)

25.8

Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as Trustee for the Iron Mountain Canada Operations ULC Senior Indenture. (Previously filed as Exhibit 25.8 to the Registration Statement.)

*                                         To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.

**                                  Filed herewith.

Item 17.  Undertakings

(a)                                 Each of the undersigned registrants hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, the paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)                                 That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b)                                 The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Iron Mountain’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)                                 Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, or the Act, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Iron Mountain Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on August 6, 2014.

IRON MOUNTAIN INCORPORATED
By:
/s/ William L. Meaney
William L. Meaney President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated. The undersigned officers and directors of Iron Mountain Incorporated hereby severally constitute and appoint William L. Meaney, Roderick Day and Ernest W. Cloutier, and each of them acting singly, our true and lawful attorneys to sign for us and in our names in the capacities indicated below any and all post-effective amendments or supplements to this registration statement on Form S-3 and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto each of said attorneys, acting singly, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming our signatures to said amendments to this registration statement signed by our said attorneys and all else that said attorneys may lawfully do and cause to be done by virtue hereof.

Signature	Title	Date

/s/ William L. Meaney	President and Chief Executive Officer and Director (Principal Executive Officer)	August 6, 2014
William L. Meaney

/s/ Roderick Day	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 6, 2014
Roderick Day

/s/ Ted R. Antenucci	Director	August 6, 2014
Ted R. Antenucci

/s/ Pamela M. Arway	Director	August 6, 2014
Pamela M. Arway

/s/ Clarke H. Bailey	Director	August 6, 2014
Clarke H. Bailey

/s/ Kent P. Dauten	Director	August 6, 2014
Kent P. Dauten

/s/ Paul F. Deninger	Director	August 6, 2014
Paul F. Deninger

/s/ Per-Kristian Halvorsen	Director	August 6, 2014
Per-Kristian Halvorsen

/s/ Michael Lamach	Director	August 6, 2014
Michael Lamach

/s/ Walter C. Rakowich	Director	August 6, 2014
Walter C. Rakowich

/s/ Vincent J. Ryan	Director	August 6, 2014
Vincent J. Ryan

/s/ Alfred J. Verrecchia	Director	August 6, 2014
Alfred J. Verrecchia

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Iron Mountain Canada Operations ULC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on August 6, 2014.

IRON MOUNTAIN CANADA OPERATIONS ULC
By:
/s/ William L. Meaney
William L. Meaney President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated on behalf of Iron Mountain Canada Operations ULC. The undersigned officers and director of Iron Mountain Canada Operations ULC hereby severally constitute and appoint William L. Meaney, Roderick Day and Ernest W. Cloutier, and each of them acting singly, our true and lawful attorneys to sign for us and in our names in the capacities indicated below any and all post-effective amendments or supplements to this registration statement on Form S-3 and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto each of said attorneys, acting singly, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming our signatures to said amendments to this registration statement signed by our said attorneys and all else that said attorneys may lawfully do and cause to be done by virtue hereof.

Signature	Title	Date

/s/ William L. Meaney	President and Chief Executive Officer (Principal Executive Officer)	August 6, 2014
William L. Meaney

/s/ Michael MacLean	Chief Financial Officer (Principal Financial and Accounting Officer)	August 6, 2014
Michael MacLean

/s/ John P. Lawrence	Director	August 6, 2014
John P. Lawrence

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of Iron Mountain Fulfillment Services, Inc., Iron Mountain Global Holdings, Inc., Iron Mountain Holdings Group, Inc., Iron Mountain Information Management Services, Inc., Iron Mountain Intellectual Property Management, Inc., Iron Mountain Secure Shredding, Inc., Iron Mountain US Holdings, Inc., Mountain Reserve III, Inc., and Nettlebed Acquisition Corp. (collectively, the “Corporate Subsidiaries”), and Iron Mountain Information Management, LLC and Iron Mountain Global LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on August 6, 2014.

IRON MOUNTAIN FULFILLMENT SERVICES, INC.,
IRON MOUNTAIN GLOBAL HOLDINGS, INC.,
IRON MOUNTAIN HOLDINGS GROUP, INC.,
IRON MOUNTAIN INFORMATION MANAGEMENT SERVICES, INC.,
IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.,
IRON MOUNTAIN SECURE SHREDDING, INC.,
IRON MOUNTAIN US HOLDINGS, INC.,
MOUNTAIN RESERVE III, INC.,
NETTLEBED ACQUISITION CORP. and
IRON MOUNTAIN INFORMATION
MANAGEMENT, LLC
By:
/s/ John P. Lawrence
John P. Lawrence Senior Vice President and Treasurer

IRON MOUNTAIN GLOBAL LLC
By:	Iron Mountain Global Holdings, Inc., Its Sole Member
By:
/s/ John P. Lawrence
John P. Lawrence Senior Vice President and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated. Each of the undersigned officers or directors or managers of Iron Mountain Fulfillment Services, Inc., Iron Mountain Global Holdings, Inc., Iron Mountain Holdings Group, Inc., Iron Mountain Information Management Services, Inc., Iron Mountain Intellectual Property Management, Inc., Iron Mountain Secure Shredding, Inc., Iron Mountain US Holdings, Inc., Mountain Reserve III, Inc. and Nettlebed

Acquisition Corp. (collectively, the “Corporate Subsidiaries”), Iron Mountain Global LLC and Iron Mountain Information Management, LLC, hereby severally constitutes and appoints William L. Meaney, Roderick Day and Ernest W. Cloutier, and each of them acting singly, our true and lawful attorneys to sign for us and in our names in the capacities indicated below any and all post effective amendments or supplements to this registration statement on Form S-3 and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto each of said attorneys, acting singly, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming our signatures to said amendments to this registration statement signed by our said attorneys and all else that said attorneys may lawfully do and cause to be done by virtue hereof.

Signature		Title	Date
		President and Chief Executive Officer of the Corporate Subsidiaries, Iron Mountain Global LLC and Iron Mountain Information Management, LLC	August 6, 2014
/s/ William L. Meaney
William L. Meaney

	/s/ Michael MacLean	Chief Financial Officer of the Corporate Subsidiaries, Iron Mountain Global LLC and Iron Mountain Information Management, LLC	August 6, 2014
Michael MacLean

Iron Mountain Global Holdings, Inc.
By:
	/s/ Michael MacLean	Sole Member of Iron Mountain Global LLC	August 6, 2014
Michael MacLean Chief Financial Officer

Iron Mountain Incorporated
By:	/s/ William L. Meaney	Sole Member of Iron Mountain Information Management, LLC	August 6, 2014
William L. Meaney President and Chief Executive Officer

	/s/ John P. Lawrence	Sole Director of the Corporate Subsidiaries and Sole Manager of Iron Mountain Information Management, LLC	August 6, 2014
John P. Lawrence

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement (for Iron Mountain Debt Securities).*
1.2	Form of Underwriting Agreement (for Iron Mountain Preferred Stock).*
1.3	Form of Underwriting Agreement (for Iron Mountain Depositary Shares).*
1.4	Form of Underwriting Agreement (for Iron Mountain Common Stock).*
1.5	Form of Underwriting Agreement (for Iron Mountain Warrants).*
1.6	Form of Underwriting Agreement (for Stock Purchase Contracts).*
1.7	Form of Underwriting Agreement (for Stock Purchase Units).*
1.8	Form of Underwriting Agreement (for Iron Mountain Canada Operations ULC Debt Securities).*
4.1	Amended and Restated Certificate of Incorporation of the Company, as amended. (Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.)
4.2

Amended Certificate of Designations for Iron Mountain Incorporated Series A Junior Participating Preferred Stock. (Incorporated by reference to the Company’s Current Report on Form 8-K dated December 9, 2013.)

4.3

REIT Status Protection Rights Agreement, dated as of December 9, 2013, between the Company and Computershare Inc. (Incorporated by reference to the Company’s Current Report on Form 8-K dated December 9, 2013.)

4.4	Amended and Restated Bylaws of the Company (as adopted on March 5, 2010). (Incorporated by reference to the Company’s Current Report on Form 8-K dated March 5, 2010.)
4.5	Articles of Association of Iron Mountain Canada Operations ULC. (Previously filed as Exhibit 4.3 to the Registration Statement.)
4.6

Senior Subordinated Indenture, dated as of September 23, 2011, among the Company, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee. (Incorporated by reference to the Company’s Current Report on Form 8-K dated September 29, 2011.)

4.7	Form of Iron Mountain Incorporated Senior Indenture. (Previously filed as Exhibit 4.4 to the Registration Statement.)
4.8	Form of Iron Mountain Incorporated Senior Subordinated Indenture. (Previously filed as Exhibit 4.5 to the Registration Statement.)
4.9	Form of Iron Mountain Incorporated Subordinated Indenture. (Previously filed as Exhibit 4.6 to the Registration Statement.)
4.10	Form of Iron Mountain Canada Operations ULC Senior Indenture. (Previously filed as Exhibit 4.8 to the Registration Statement.)
4.11	Form of Iron Mountain Incorporated Senior Debt Security.*
4.12	Form of Iron Mountain Incorporated Senior Subordinated Debt Security.*
4.13	Form of Iron Mountain Incorporated Subordinated Debt Security.*
4.14	Form of Iron Mountain Canada Operations ULC Senior Debt Security.*
4.15

Form of stock certificate representing shares of Common Stock, $.01 par value per share, of the Company. (Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.)

4.16	Form of Certificate of Designation for shares of Preferred Stock, $.01 par value per share, of the Company.*
4.17	Form of stock certificate representing shares of Preferred Stock, $.01 par value per share, of the Company.*

4.18	Form of Deposit Agreement, including form of Depositary Receipt for Depositary Shares.*
4.19	Form of Warrant Agreement, including form of Warrant.*
4.20	Form of Stock Purchase Contract.*
4.21	Form of Stock Purchase Unit.*
5.1	Opinion of Sullivan & Worcester LLP.**
5.2	Opinion of Blake, Cassels & Graydon LLP. (Previously filed as Exhibit 5.2 to the Registration Statement.)
8.1	Opinion of Sullivan & Worcester LLP regarding tax matters.*
8.2	Opinion regarding Canadian tax matters.*
12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges. (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.)
12.2	Statement Regarding Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.*
23.1	Consent of Deloitte & Touche LLP.**
23.2	Consent of Sullivan & Worcester LLP. (Included in Exhibit 5.1.)**
23.3	Consent of Blake, Cassels & Graydon LLP. (Previously included in Exhibit 5.2 to the Registration Statement.)
24.1	Powers of Attorney of the Company and the Subsidiary Guarantors. (Previously filed with the signature pages to the Registration Statement.)
24.2	Power of Attorney of Iron Mountain Canada Operations ULC. (Previously filed with the signature pages to the Registration Statement.)
25.1

Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Iron Mountain Incorporated Senior Subordinated Indenture dated as of September 23, 2011, among the Company, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A. (Previously filed as Exhibit 25.1 to the Registration Statement.)

25.2

Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Iron Mountain Incorporated Senior Subordinated Indenture. (Previously filed as Exhibit 25.2 to the Registration Statement.)

25.3

Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Iron Mountain Incorporated Senior Indenture. (Previously filed as Exhibit 25.3 to the Registration Statement.)

25.4

Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Iron Mountain Incorporated Subordinated Indenture. (Previously filed as Exhibit 25.4 to the Registration Statement.)

25.5

Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as Trustee for the Iron Mountain Incorporated Senior Subordinated Indenture. (Previously filed as Exhibit 25.5 to the Registration Statement.)

25.6

Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as Trustee for the Iron Mountain Incorporated Senior Indenture. (Previously filed as Exhibit 25.6 to the Registration Statement.)

25.7

Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as Trustee for the Iron Mountain Incorporated Subordinated Indenture. (Previously filed as Exhibit 25.7 to the Registration Statement.)

25.8

Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as Trustee for the Iron Mountain Canada Operations ULC Senior Indenture. (Previously filed as Exhibit 25.8 to the Registration Statement.)

*                                         To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.

**                                  Filed herewith.